                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                              MICRO WAREHOUSE, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

    [LOGO]
MicroWarehouse
YOUR #1 SOURCE FOR COMPUTER PRODUCTS WORLDWIDE.






1997                                  [PICTURE]









PROXY STATEMENT
AND NOTICE OF
ANNUAL MEETING

JUNE 4, 1998

             [LOGO]

                  NOTICE OF ANNUAL MEETING OF STOCKHOLDERS OF
                             MICRO WAREHOUSE, INC.

To the Stockholders:

    NOTICE IS HEREBY GIVEN that an Annual Meeting of the Stockholders of Micro Warehouse, Inc. (the "Company") will be held at the Holiday Inn Select on Thursday, June 4, 1998 at 10:00 A.M. local time, for the following purposes:

    1.  To elect four directors to the Board of Directors.

    2. To ratify the appointment of KPMG Peat Marwick LLP, the Company's independent auditors, for the Fiscal Year ending December 31, 1998.

    3. To transact such other business as may properly come before the meeting or any adjournment thereof.

    The Board of Directors has designated the close of business on April 10, 1998 as the record date for determination of stockholders of the Company entitled to notice of and to vote at the meeting and any adjournment thereof. The stock transfer books will not be closed. A list of stockholders entitled to vote at the meeting will be available for inspection at the meeting.

    IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. THE BOARD OF DIRECTORS EXTENDS A CORDIAL INVITATION TO ALL STOCKHOLDERS TO BE PRESENT AT THE MEETING. ALL STOCKHOLDERS, WHETHER OR NOT THEY EXPECT TO ATTEND THE MEETING, ARE REQUESTED TO FILL IN, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT IN THE RETURN ENVELOPE PROVIDED AS PROMPTLY AS POSSIBLE. STOCKHOLDERS WHO ATTEND THE MEETING MAY WITHDRAW THEIR PROXIES AND VOTE IN PERSON.

                                          By order of the Board of Directors,

                                            [LOGO]

                                          BRUCE L. LEV
                                          SECRETARY

Norwalk, Connecticut
April 30, 1998

                             MICRO WAREHOUSE, INC.
                             535 CONNECTICUT AVENUE
                           NORWALK, CONNECTICUT 06854

                            ------------------------

                                PROXY STATEMENT
                            ------------------------

         FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 4, 1998

    The accompanying proxy is being solicited on behalf of the Board of Directors of Micro Warehouse, Inc. (the "Company"), for use at its Annual Meeting of Stockholders to be held at the Holiday Inn Select, 700 Main Street, Stamford, Connecticut 06901 on Thursday, June 4, 1998 at 10:00 A.M. local time. Stockholders of record have three choices on each matter to be voted upon at the Annual Meeting. As to the election of directors, by checking the appropriate box on the proxy card a stockholder may: (i) vote for all of the director nominees as a group; (ii) withhold authority to vote for all director nominees as a group; or (iii) vote for all director nominees as a group except those nominees identified in the appropriate area. As to the appointment of KPMG Peat Marwick, LLP, by checking the appropriate box, a stockholder may: (i) vote "FOR" the appointment; (ii) vote "AGAINST" the appointment; or (iii) "ABSTAIN" from voting on the appointment.

    Each stockholder giving such a proxy has the power to revoke the same by written notice to the Secretary of the Company at any time before it is voted or by filing with the Secretary a duly executed proxy bearing a later date. Furthermore, any stockholder giving a proxy may revoke the same prior to its use at the Annual Meeting by attending the meeting and voting in person. Subject to such revocation, properly executed proxies will be voted in the manner directed by such stockholder and, if no direction is made, will be voted in favor of Items 1 and 2. All expenses in connection with the solicitation will be borne by the Company. The Company will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses incurred in connection with forwarding proxies to beneficial owners of shares of the Company's common stock, par value $.01 per share (the "Common Stock").

    This Proxy Statement and the accompanying form of proxy are being first mailed or given to the holders of Common Stock on or about April 30, 1998.

                               VOTING SECURITIES

    Only stockholders of record at the close of business on April 10, 1998 will be entitled to vote at the Annual Meeting. On that date, the Company had outstanding and entitled to vote 34,612,926 shares of Common Stock, with each share entitled to one vote. Broker non-votes and abstentions are not treated as votes cast for purposes of any of the proposals to be voted on at the meeting.

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

    At the meeting, four Directors are to be elected to serve until the next Annual Meeting of Stockholders or until their successors are elected and qualified. It is intended that the proxies received will be voted, unless directed otherwise, for the four nominees indicated below. However, should any nominee become unavailable or prove unable to serve for any reason, proxies will be voted for the election of such other person or persons as the Board of Directors may select to replace such nominee. The Board has been informed that all of the nominees will be available and will be able to serve. A plurality of the votes cast is necessary for election.

    FELIX DENNIS, 50, co-founder, has served as a Director of the Company since October 1992 and as a principal consultant to the Company since its inception. Since 1972, Mr. Dennis has been Chairman of Dennis Publishing, Ltd., an independently owned computer publishing company that publishes MACUSER and COMPUTER SHOPPER magazines as well as other magazines in the United Kingdom and the United States.

    FREDERICK H. FRUITMAN, 47, became a Director of the Company in December of 1992. He has been a Managing Director of Loeb Partners Corporation, an investment banking firm, since 1990. Mr. Fruitman is a director of FIND/SVP, Inc.

    PETER GODFREY, 52, co-founder, was appointed Chairman of the Company on January 25, 1994 and has served as its President and Chief Executive Officer from inception in 1987 until October 1996 and from October 1997 to the present. Mr. Godfrey has served as a Director of the Company since its inception.

    JOSEPH M. WALSH, 55, became a Director of the Company in February of 1993. He was President of Curtis Circulation Company from 1972 through 1974 and again from 1982 through November 1992 when he became Chairman and Chief Executive Officer of Curtis. From 1974 through 1982, he was Executive Vice President of Cadence Industries Corporation and President of certain of its subsidiaries, including Data Systems for Health, a computerized national billing company, US Pencil and Stationery Company, primarily an advertising specialty mail-order company, and Perfect Subscription Companies, which were formerly Perfect School Plans, Moore-Cottrell and Keystone Readers Service. He is a Certified Public Accountant.

                                   MANAGEMENT

EXECUTIVE OFFICERS

NAME*                                                      AGE                            POSITION
-----------------------------------------------------      ---      -----------------------------------------------------
Peter Godfrey(1).....................................          52   Chairman of the Board, President and Chief Executive
                                                                    Officer
Stephen F. England...................................          44   Executive Vice President of Sales
Wayne P. Garten......................................          45   Executive Vice President and Chief Financial Officer
Bruce L. Lev.........................................          54   Executive Vice President of Legal and Corporate
                                                                    Affairs, General Counsel and Secretary
Adam Shaffer.........................................          32   Executive Vice President of Marketing, Advertising
                                                                    and Purchasing
Geoffrey Boytos......................................          40   Senior Vice President of Database Marketing and Brand
                                                                    Management
Peter Cannone........................................          32   Senior Vice President of Sales
Jeffrey Gentile......................................          34   Senior Vice President of Marketing and Purchasing
Michael J. Kurtz.....................................          49   Senior Vice President of Human Resources
Jeffrey Sheahan......................................          44   Senior Vice President and President of European
                                                                    Operations

------------------------

* Kris Rogers resigned as Executive Vice President and General Manager of U.S. Operations effective April 30, 1998.

(1) Additional information with respect to Mr. Godfrey can be found under Proposal 1-Election of Directors.

    STEPHEN F. ENGLAND has served as Executive Vice President of Sales since December 1997. Mr. England served as Vice President, Worldwide Publishing Operations from November 1996 until December 1997. From September 1991 to November 1996, Mr. England served as Vice President of Worldwide Advertising.

    WAYNE P. GARTEN has served as Executive Vice President and Chief Financial Officer since December 1997 and served as Senior Vice President and Chief Financial Officer from February 1997 to December 1997. From 1983 to August 1996 Mr. Garten was employed by Hanover Direct, Inc., and its predecessor company, The Horn and Hardart Company, where he served as Executive Vice President and Chief Financial Officer from 1989 until 1996. Mr. Garten is a Certified Public Accountant.

    BRUCE L. LEV has served as Executive Vice President of Legal and Corporate Affairs, General Counsel and Secretary since December 1997. From April 1995 until December 1997 he served as Vice President, General Counsel and Secretary. Mr. Lev has served as Secretary since inception. The law firm of which he was Senior Partner served as an outside counsel to the Company since inception. A successor to that firm, Lev, Berlin & Dale, P.C., continues in this capacity and Mr. Lev is of counsel to the firm. Prior to joining the Company, Mr. Lev had been a lawyer in private practice since 1968.

    ADAM SHAFFER has served as Executive Vice President of Marketing, Advertising and Purchasing since December 1997 and served as Vice President of Product and Marketing from November 1996 to December 1997. Mr. Shaffer served as Vice President of Worldwide Marketing from January 1996 to November 1996. From April 1993 to January 1996, he served as Vice President of Marketing. From April 1992 to March 1993, he served as Director of the MacShopper division of the Company.

    GEOFFREY BOYTOS has served as Senior Vice President of Database Marketing and Brand Management since January of 1998 and served as Vice President of Database Marketing from November 1996 to January 1998. From 1992 to 1996, Mr. Boytos served as Director of Database Marketing for the Company.

    PETER CANNONE has served as Senior Vice President of Sales since November 1997. Prior to joining the Company, Mr. Cannone was Director of Global Sales Operations for NECX from October 1994 to October 1997 and worked in a variety of sales positions for Xerox Corporation from July 1987 to October 1994.

    JEFFREY GENTILE has served as Senior Vice President of Marketing and Purchasing since January 1998. Mr. Gentile has been with the Company since 1992 serving in a variety of capacities including Director of Datacomm Warehouse and Group Director of Marketing.

    MICHAEL J. KURTZ has served as Senior Vice President of Human Resources since January 1998 and served as Vice President of Human Resources from June 1995 to January 1998. From January 1994 through December 1994, he served as Vice President of Human Resources for Liberty Lines, Inc., a transportation company. From 1990 through 1993, Mr. Kurtz was employed as Vice President of Human Resources at The New York Times.

    JEFFREY SHEAHAN has served as Senior Vice President of the Company and President of European Operations since September 1997 and served as Vice President of the Company and General Manager of European Operations from January 1995 to September 1997. From October 1993 to January 1995, Mr. Sheahan served as General Manager of European Operations and from May 1993 to October 1993 he was the Managing Director of the Company's United Kingdom subsidiary. From 1992 to 1993, Mr. Sheahan was Director of Corporate Sales.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information concerning the beneficial ownership of Common Stock as of April 10, 1998 by each stockholder who is known by the Company to own beneficially in excess of 5% of the outstanding Common Stock.

                                                                                    AMOUNT AND NATURE
                                                                                      OF BENEFICIAL
NAME AND ADDRESS OF BENEFICIAL OWNER                                                    OWNERSHIP        % OF CLASS
----------------------------------------------------------------------------------  ------------------  -------------

Peter Godfrey(1)..................................................................        2,858,962             8.3%
  Micro Warehouse, Inc.
  535 Connecticut Avenue
  Norwalk, CT 06854

Massachusetts Financial Services Company(2).......................................        4,412,080            12.7%
  500 Boylston Street
  Boston, MA 02116

MFS Series Trust II-MFS Emerging Growth Fund(2)...................................        2,878,500             8.3%
  500 Boylston Street
  Boston, MA 02116

Fidelity Management & Research Company(3).........................................        3,980,800            11.5%
  82 Devonshire Street
  Boston, MA 02109

AMVESCAP PLC(4)...................................................................        2,565,400             7.4%
  11 Devonshire Street
  London, England EC2M 4YR

------------------------

(1) Includes 58,000 shares of Common Stock which Mr. Godfrey has the right to acquire within 60 days of April 10, 1998 through the exercise of stock options.

(2) Information concerning beneficial ownership by Massachusetts Financial Services Company ("MFS") and MFS Series Trust II-MFS Emerging Growth Fund ("MEG") is based on a report on Schedule 13G filed with the Securities and Exchange Commission dated February 12, 1998. This report indicates that, of the 4,412,080 shares, MFS has sole voting power with respect to 4,399,130 shares, has no shared voting power and has sole dispositive power with respect to 4,412,080 shares. Additionally, of the 4,412,080 shares beneficially owned by MFS, 2,878,500 shares or 8.3% of the Company's Common Stock are also beneficially owned by MEG and 1,533,580 shares are also beneficially owned by certain other non-reporting entities as well as MFS. In total, MFS and MEG beneficially own 4,412,080 shares or 12.7% of the Company's Common Stock. MFS and MEG have their principal business offices at 500 Boylston Street, Boston, MA 02116.

(3) Information concerning beneficial ownership by Fidelity Management & Research Company, a wholly-owned subsidiary of FMR Corp. and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940 ("Fidelity"), is based on a report on Schedule 13G filed by FMR Corp., the parent holding company, with the Securities and Exchange Commission dated February 14, 1998. This report indicates that Fidelity is the beneficial owner of 3,980,800 shares or 11.5% of the Company's Common Stock and has the sole power to dispose or to direct the disposition of such shares. Various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the 3,980,800 shares. The interest of one entity, Fidelity Growth Company Fund (the "Fund"), an investment company registered under the Investment Company Act of 1940, in such shares amounted to 2,506,500 shares or 7.2% of the Company's total outstanding Common Stock. FMR Corp through its control of Fidelity, Edward
    C. Johnson, 3d and the Fund each has sole power to dispose of the 3,980,800 shares owned by the Fund. Neither FMR Corp. nor Edward

    C. Johnson 3d has the sole power to vote or direct the voting of shares owned directly by the Fund, which power resides with the Fund's Boards of Trustees. Fidelity has its principal business offices at 82 Devonshire Street, Boston, MA 02109.

(4) Information concerning beneficial ownership by AMVESCAP PLC ("AMVESCAP") is based on a report on Schedule 13G filed with the Securities and Exchange Commission dated February 9, 1998. This report indicates that with respect to 2,565,400 shares of the Company's Common Stock, AMVESCAP shares voting and dispositive power with AVZ, Inc., AIM Management Group, Inc., AMVESCAP Group Services, Inc., INVESCO, Inc. and INVESCO North American Holdings, Inc., all of which are holding companies of AMVESCAP in accordance with Rule 13d-1(b)(ii)(G) ("Holding Companies"). AMVESCAP and the Holding Companies hold the 2,565,400 shares on behalf of other persons who have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, such shares. The interest of any such persons does not exceed 5% of the class of securities. AMVESCAP has its principal business offices at 11 Devonshire Square, London, England, EC2M 4YR.

    The following table sets forth certain information concerning the beneficial ownership of Common Stock as of April 10, 1998 by the Directors, each of the Executive Officers named in the Summary Compensation Table and all Directors and Executive Officers as a group.

                                                                                    AMOUNT AND NATURE
                                                                                      OF BENEFICIAL
NAME AND ADDRESS OF BENEFICIAL OWNER                                                   OWNERSHIP(1)      % OF CLASS
----------------------------------------------------------------------------------  ------------------  -------------

Peter Godfrey.....................................................................        2,858,962             8.3%
  Micro Warehouse, Inc.
  535 Connecticut Avenue
  Norwalk, CT 06854

Stephen F. England................................................................           66,200               *
  Micro Warehouse, Inc.
  535 Connecticut Avenue
  Norwalk, CT 06854

Wayne P. Garten...................................................................           10,000               *
  Micro Warehouse, Inc.
  535 Connecticut Avenue
  Norwalk, CT 06854

Bruce L. Lev......................................................................           56,350               *
  Micro Warehouse, Inc.
  535 Connecticut Avenue
  Norwalk, CT 06854

Adam Shaffer......................................................................           37,136               *
  Micro Warehouse, Inc.
  535 Connecticut Avenue
  Norwalk, CT 06854

Jeffrey Sheahan...................................................................           13,500               *
  Micro Warehouse, Inc.
  535 Connecticut Avenue
  Norwalk, CT 06854

Linwood A. Lacy, Jr.(2)...........................................................          469,333             1.4%
  2304 Cranborne Road
  Midlothian, VA 23113

                                                                                    AMOUNT AND NATURE
                                                                                      OF BENEFICIAL
NAME AND ADDRESS OF BENEFICIAL OWNER                                                   OWNERSHIP(1)      % OF CLASS
----------------------------------------------------------------------------------  ------------------  -------------
Kris Rogers(3)....................................................................           40,000               *
  Micro Warehouse, Inc.
  535 Connecticut Avenue
  Norwalk, CT 06854

Felix Dennis......................................................................        1,275,963             3.7%
  39 Goodge Street
  London, England W1P 1FD

Frederick H. Fruitman.............................................................           33,750               *
  Loeb Partners Corporation
  61 Broadway 24th Floor
  New York, NY 10006

Joseph M. Walsh...................................................................           33,750               *
  Curtis Circulation Company
  730 River Road
  New Milford, NJ 07646

All Directors and Executive Officers as a group (15 persons)......................        4,905,144(4)         14.2%

------------------------

(1) Includes 58,000, 65,100, 10,000, 56,350, 37,136, 13,500, 208,333, 40,000,
    33,750 and 28,750 shares of Common Stock which Peter Godfrey, Stephen F. England, Wayne P. Garten, Bruce L. Lev, Adam Shaffer, Jeffrey Sheahan, Linwood A. Lacy, Jr., Kris Rogers, Frederick H. Fruitman and Joseph M. Walsh, respectively, have the right to acquire within 60 days of April 10, 1998 through the exercise of stock options.

(2) Mr. Lacy resigned as Chief Executive Officer on October 27, 1997.

(3) Ms. Rogers resigned as Executive Vice President and General Manager of U.S. Operations on April 30, 1998.

(4) Includes 561,119 shares of Common Stock which Directors and Executive Officers as a group have the right to acquire within 60 days of April 10, 1998 through the exercise of stock options.

*   Represents less than one percent

               BOARD MEETINGS, COMPENSATION OF CERTAIN DIRECTORS,
                          AND COMMITTEES OF THE BOARD

    The Board of Directors of the Company held a total of seven meetings during the Fiscal Year ended December 31, 1997. Each Director attended in person or by telephone all of the meetings of the Board of Directors and their respective committee meetings.

    The Company appointed Frederick H. Fruitman and Joseph M. Walsh directors in December 1992 and February 1993, respectively. Neither of these persons is an officer, employee or consultant to the Company. Messrs. Fruitman and Walsh receive an annual fee of $20,000 for services rendered as a director of the Board and as a member of its Committees. In addition, Messrs. Fruitman and Walsh each received a bonus payment of $50,000 in early 1998 attributable to special assistance provided beyond the normal scope of their director responsibilities. As of January 1, 1998 Messrs. Fruitman and Walsh also receive a fee of $1,000 per Board meeting attended and $500 per Committee meeting attended. In addition, pursuant to a plan approved by the Board of Directors during early 1997, Messrs. Fruitman and Walsh were each granted options to purchase 20,000 shares of Common Stock at an exercise price equal to the fair market value of the Common Stock on the date of grant. In consideration for these grants, Messrs. Fruitman and Walsh waived any right to receive options to purchase 5,000 shares of Common Stock in each of the years 1997 through 1999, which right had been granted pursuant to a plan approved by the Board of Directors during 1994.

    AUDIT COMMITTEE.

    The responsibilities of the Audit Committee include recommending to the Board of Directors the independent certified public accountants to conduct the annual audit of the books and accounts of the Company, reviewing the proposed scope of the audit and approving the audit fees to be paid. The Audit Committee also reviews with the independent certified public accountants and with the Company's management the adequacy and effectiveness of the internal auditing, accounting, financial and ethical business conduct controls of the Company. In addition, the Audit Committee reviews audited financial statements with the independent certified public accountants. Messrs. Fruitman and Walsh are the members of the Audit Committee. There were six meetings of the Audit Committee during 1997.

    COMPENSATION AND STOCK OPTION COMMITTEE.

    The Compensation and Stock Option Committee reviews the Company's executive compensation policy and approves the salaries of all officers and certain other employees of the Company. It also supervises the administration of all stock option and benefit plans and other matters affecting executive compensation, subject to further approval of the Board of Directors. The members of the Compensation and Stock Option Committee are Messrs. Fruitman and Walsh. There was one meeting of the Compensation and Stock Option Committee during 1997.

    NOMINATING COMMITTEE.

    The Nominating Committee's duties include proposing a slate of directors for selection by the stockholders at each annual meeting and proposing candidates to fill vacancies on the Board. The members of the Nominating Committee are Messrs. Fruitman and Walsh. There was one meeting of the Nominating Committee prior to this date to propose the slate of Directors described in Proposal 1 of this Proxy Statement.

    The Nominating Committee will consider nominations by stockholders made in accordance with the information and timely notice requirements of the Company's By-Laws, a copy of which may be obtained from the Secretary of the Company at Micro Warehouse, Inc., 535 Connecticut Avenue, Norwalk, Connecticut 06854.

               REPORT OF COMPENSATION AND STOCK OPTION COMMITTEE

GENERAL

    One of the principal tasks of the Board of Directors has been to formulate an effective compensation policy designed to balance the short-term need to attract qualified executives with the long-term need to incentivise those executives and other employees in a manner that will encourage a long-term commitment to the growth of the Company and that will enhance stockholder value.

COMPENSATION PHILOSOPHY AND OBJECTIVES

    In order to attract executives, the Company's philosophy has been and continues to be to provide a total compensation package that is both competitive within the hardware, software and direct marketing industries and which bears a close relationship to individual performance and the long-term business objectives of the Company. The total direct compensation package for the Company's executive officers is presently made up of three elements: an annual base salary; a short-term incentive program in the form of a performance based bonus (with certain discretionary components); and a longer term incentive program in the form of stock options.

ANNUAL BASE SALARY

    The Company reviews the salaries of its officers annually. In determining annual salaries, the Company considers, among other factors, the officer's scope of responsibility, prior experience and data on comparable salaries in relevant markets and industries. The 1997 base salaries of the key executive officers were unchanged from the prior year (except for cost of living adjustments) pursuant to their employment agreements. Increases in the base salaries of certain other officers reflect normal increases after individual periodic review.

PERFORMANCE-BASED BONUS

    The Company continues to believe that incentive awards tied to the achievement of Company goals as well as goals and objectives for individual employees should constitute an important portion of each employee's compensation. In early 1997, the Company instituted the 1997 incentive plan for executive management of the Company (the "Executive Management Incentive Plan") which is tied directly to the budgeted profits of the Company and the achievement of individual goals and objectives agreed between the Company and the executives. The incentive plan for all other employees ties their bonus payments to the overall profit achievement of either the U.S. operations for domestic employees or the profit achievement of the appropriate non-U.S. geographic area and in most instances will have the incentive awards tied to agreed-upon goals and objectives. For 1997 a total of $3,077,325 was paid to employees as incentive-based bonuses.

STOCK OPTIONS

    The purpose of the stock option program is to provide additional incentives to all employees to work to maximize stockholder value. To encourage growth in stockholder value, the Company believes that employees should have a significant stake in its on-going success. This focuses attention on managing the Company as an owner with an equity position in the business. In addition, the option plan utilizes vesting periods to encourage employees to continue in the employ of the Company. The Company intends to continue granting stock options on a periodic basis to its employees, directors and consultants. During January 1997 the Board reviewed its stock option program and approved (a) a comprehensive option grant program providing for a total of 2,016,675 options to directors and all qualified full-time employees of the Company and (b) an option exchange program covering 359,995 outstanding stock options with strike prices greater than $20 per share. This exchange program provided that all eligible employees had the right to exchange existing options with strike prices greater than $20 for new options with a strike price of

$12.625 per share provided such employees agreed to exchange these existing options and receive newly issued options with vesting periods extended at least 18 months from the date of exchange. The 2,016,675 options were approved by stockholders at the Company's Annual Meeting of Stockholders held on June 10, 1997. An additional 1,061,572 options were granted to certain employees during 1997 at exercise prices ranging from $10.75 to $28.25.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

    The 1997 annual salary of Mr. Godfrey, who returned to the positions of the Company's Chief Executive Officer and President on October 27, 1997 was $528,902 pursuant to an employment agreement effective as of January 1, 1995. Mr. Godfrey will not participate in the Executive Management Incentive Plan for 1998 but he may receive annual incentive compensation of a target amount of 75% of his base salary and a maximum amount of 200% of his base salary pursuant to his employment agreement. Additionally, pursuant to Mr. Godfrey's employment agreement, in January 1997 he was granted 40,000 options to purchase Common Stock with a strike price of $12.625 per share and in February 1998 he was granted 40,000 options to purchase Common Stock with a strike price of $13.59 per share.

    The 1997 annual salary of Mr. Lacy, the Company's former Chief Executive Officer and President who resigned on October 27, 1997, was $549,005 pursuant to an employment agreement effective as of October 1, 1996. Additionally, in January 1997 Mr. Lacy was granted 500,000 options to purchase Common Stock with a strike price of $12.625 per share . In connection with his resignation from the Company and in consideration of the execution of a resignation agreement including a release and a covenant not to compete, Mr. Lacy was paid $181,953. (See "COMPENSATION OF EXECUTIVE OFFICERS -- Separation Agreements")

    The Compensation and Stock Option Committee believes that the Company's compensation programs of base salary, incentive plans and stock option grants are appropriate for Mr. Godfrey and other executive officers on the basis of industry standards, competitive practices and Company performance.

TAX DEDUCTIBILITY OF EXECUTIVE COMPENSATION

    Section 162(m) of the Internal Revenue Code of 1986 disallows a deduction in the event executive compensation exceeds one million dollars per year unless certain conditions are satisfied. The Committee has reviewed and approved all of the Company's option plans and compensation programs. While the Company generally intends to preserve the deductibility of compensation paid to its executives, it reserves the right to pay its executives as it determines appropriate. In this connection, the Company has determined not to have its Executive Management Incentive Plan and grants of stock options to certain executives comply with Section 162(m) and will retain discretion to authorize the payment of compensation that does not qualify for income tax deductibility under Section 162(m). By retaining this discretion, the Company will maintain its flexibility to motivate and reward excellent performance without compromising the expectations of its executives.

The Compensation and Stock Option Committee

FREDERICK H. FRUITMAN
JOSEPH M. WALSH

                       COMPENSATION OF EXECUTIVE OFFICERS

    The following table sets forth compensation information with respect to the Chief Executive Officer, the former Chief Executive Officer, and the six most highly compensated executive officers for the period ending December 31, 1997.

                                                                                               LONG-TERM
                                                                                             COMPENSATION
                  NAME AND                                               OTHER ANNUAL    SECURITIES UNDERLYING    ALL OTHER
             PRINCIPAL POSITION                YEAR       SALARY         COMPENSATION      OPTIONS/SARS (#)      COMPENSATION
---------------------------------------------  ----    -------------     -------------   ---------------------   ------------
Peter Godfrey(1).............................  1997    $     528,902        --                   40,000              --
  Chairman, President and                      1996          513,633        --                   50,000              --
  Chief Executive Officer                      1995          500,000        --    (2)          --                    --

Stephen F. England...........................  1997          231,388        88,798               20,000               2,375(3)
  Executive Vice President                     1996          202,245        86,152                3,000               2,375(3)
  of Sales                                     1995          189,581        76,847                5,046               2,375(3)

Wayne P. Garten..............................  1997          203,077(4)     91,384              100,000              --
  Executive Vice President and                 1996         --              --                 --                    --
  Chief Financial Officer                      1995         --              --                 --                    --

Bruce L. Lev.................................  1997          325,712       150,000               48,000              14,194(6)
  Executive Vice President of Legal            1996          319,459        --                   23,000              12,942(6)
  and Corporate Affairs                        1995          226,539(5)     --    (2)            25,000               6,553(6)

Adam Shaffer.................................  1997          233,856       194,887               50,000               2,375(7)
  Executive Vice President of                  1996          277,500        77,500             --                     2,325(7)
  Marketing, Advertising and                   1995          175,654        97,500               11,961               2,329(7)
  Purchasing

Jeffrey Sheahan..............................  1997          204,391        --                   35,000              91,922(8)
  Senior Vice President and                    1996          206,479        42,500               13,000              78,617(8)
  President of European Operations             1995          195,415        39,333                3,559              78,183(8)

Linwood A. Lacy, Jr.(9)......................  1997          549,005        80,000              500,000               2,375(10)
  Former President and                         1996          116,616        --                  500,000           1,400,000(11)
  Chief Executive Officer                      1995         --              --                 --                    --

Kris Rogers(12)..............................  1997          211,538       200,785(13)          200,000              --
  Former Executive Vice President              1996         --              --                 --                    --
  and General Manager of U.S.                  1995         --              --                 --                    --
  Operations

------------------------

(1) Mr. Godfrey returned to the positions of President and Chief Executive Officer on October 27, 1997.

(2) Incentive compensation for 1995 for Messrs. Godfrey and Lev in the amounts of $1,000,000, and $150,000, respectively, were repaid to the Company prior to the end of the 1996 fiscal year. These repayments were required as a consequence of the discovery that the Company's profitability during 1995 was originally overstated. The correct profitability amounts would not have required any incentive bonus payments to these officers.

(3) Mr. England received $2,375 for each of Fiscal Years 1995, 1996 and 1997 in matching contributions under the Company's 401(k) Savings Plan.

(4) Mr. Garten became an executive officer and employee of the Company in February 1997.

(5) Mr. Lev became an executive officer and employee of the Company in April
    1995.

(6) Includes payments by the Company in Fiscal Years 1995, 1996 and 1997 of $6,553, $11,747 and $11,819, respectively for insurance premiums and $1,195 and 2,375 in matching contributions under the Company's 401(k) Savings Plan for Fiscal Years 1996 and 1997.

(7) Mr. Shaffer received $2,329, $2,325 and $2,375 in matching contributions under the Company's 401(k) Savings Plan for Fiscal Years 1995, 1996 and 1997, respectively.

(8) Includes payments by the Company in Fiscal Years 1995, 1996 and 1997 of housing, living and education expenses of $76,788, $76,164 and $89,547, respectively, and $1,395, $2,453 and $2,375 in matching contributions under the Company's 401(k) Savings Plan for Fiscal Years 1995, 1996 and 1997, respectively.

(9) Mr. Lacy became an executive officer and employee of the Company on October 1, 1996 and resigned on October 27, 1997. See "COMPENSATION OF EXECUTIVE OFFICERS -- Separation Agreements."

(10) Mr. Lacy received $2,375 in matching contributions under the Company's 401(k) Savings Plan for Fiscal Year 1997.

(11) In connection with his employment agreement, Mr. Lacy was loaned $1,400,000 by the Company to facilitate the purchase by him of 50,000 shares of unregistered Common Stock. See "COMPENSATION OF EXECUTIVE OFFICERS --Separation Agreements."

(12) Ms. Rogers became an executive officer and employee of the Company in April 1997 and resigned on April 30, 1998. See "COMPENSATION OF EXECUTIVE OFFICERS -- Separation Agreements."

(13) Includes reimbursement of relocation expenses of $73,862.

                      OPTIONS GRANTED IN LAST FISCAL YEAR

    The following table shows the individual grant of non-qualified stock options to the Chief Executive Officer, the former Chief Executive Officer and the other executive officers named in the Summary Compensation Table for Fiscal Year 1997.

                                                                                             POTENTIAL REALIZED VALUE
                                                                                                        AT
                                                      % OF TOTAL                              ASSUMED VALUE RATES OF
                                           SHARES       OPTIONS                              STOCK PRICE APPRECIATION
                                         UNDERLYING     GRANTED     EXERCISE                   FOR OPTION TERM (3)
                                GRANT      OPTIONS       IN FY      PRICE PER   EXPIRATION   ------------------------
NAME                           DATE(2)   GRANTED(#)      1997       SHARE ($)      DATE        5%($)        10%($)
----------------------------  ---------  -----------  -----------  -----------  -----------  ----------  ------------
Peter Godfrey...............    1/23/97      40,000         1.16%   $  12.625      1/23/07   $  333,881  $    830,777
Stephen F. England..........    1/23/97       3,000(1)       0.08%  $  12.625      1/23/07   $   23,819  $     60,363
                                1/23/97      20,000         0.58%   $  12.625      1/23/97   $  166,940  $    415,389
Wayne P. Garten.............    2/17/97     100,000         2.90%   $  11.875      2/17/07   $  746,812  $  1,892,569
Bruce L. Lev................    1/23/97      48,000         1.39%   $  12.625      1/23/07   $  400,657  $    996,933
Adam Shaffer................    1/23/97      18,961(1)       0.54%  $  12.625      1/23/07   $  150,545  $    381,515
                                1/23/97      50,000         1.45%   $  12.625      1/23/07   $  417,351  $  1,038,472
Jeffrey Sheahan.............    1/23/97      18,000(1)       0.52%  $  12.625      1/23/07   $  142,930  $    362,213
                                1/23/97       3,559(1)       0.10%  $  12.625      1/23/07   $   28,274  $     71,652
                                1/23/97       3,000(1)       0.08%  $  12.625      1/23/07   $   23,789  $     60,287
                                1/23/97      35,000         1.01%   $  12.625      1/23/07   $  292,146  $    726,930
Linwood A. Lacy, Jr. .......    1/23/97     500,000(4)      14.54%  $  12.625      1/23/07   $  784,844  $  1,476,875
Kris Rogers.................    1/10/97     200,000(4)       5.81%  $  10.750      1/10/07   $  179,031  $    406,125

------------------------

(1) These options were granted as a result of Messrs. England, Shaffer and Sheahan exchanging options granted in prior years with exercise prices greater than $20.00 pursuant to an option exchange program described in "REPORT OF COMPENSATION AND STOCK OPTION COMMITTEE -- Stock Options."

(2) All options granted on January 23, 1997 vest 20% per year over a five-year period and become fully vested on January 23, 2002. The grant to Mr. England of 3,000 stock options was exchanged for options granted in prior years and currently vest 50% on 7/23/98 and 50% on 7/19/99. The grant to Mr. Garten of 100,000 stock options vests over a five-year period as follows: 10% on 2/17/98 and 22 1/2% on each of 2/17/99, 2/17/00, 2/17/01 and 2/17/02. The grants to Mr. Shaffer of 18,961 stock options were exchanged for options granted in prior years and are fully vested. The grants to Mr. Sheahan of 18,000, 3,559 and 3,000 were exchanged for options granted in prior years and currently vest as follows: the grant of 18,000 vests 33 1/3% on 7/23/98, 33 1/3% on 10/25/98 and 33 1/3% on 10/25/99, the grant of 3,559 vests on
    7/23/98 and the grant of 3,000 vests 50% on 7/23/98 and 50% on 7/29/99.

(3) Each of the options granted to Messrs. Godfrey, England, Garten, Lev, Shaffer and Sheahan have ten-year terms. The options granted to Mr. Lacy and Ms. Rogers have five-year terms. The potential realizable value portion of the foregoing table illustrates value that might be realized upon exercise of the options immediately prior to the expiration of their term, assuming the specified compounded rates of appreciation on the Company's Common Stock over the full term of the options.

(4) Certain of these options were forfeited pursuant to Mr. Lacy's and Ms. Rogers' resignation agreements. See "COMPENSATION OF EXECUTIVE OFFICERS -- Separation Agreements."

    The rates of appreciation are assumed rates established by the Securities and Exchange Commission and are not intended as a forecast of future appreciation. The actual gain, if any, realized by the recipient will depend upon the actual performance of the Company's Common Stock. There can be no assurance that the amounts reflected in this table will be achieved.

                      OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR END OPTION VALUES

    The following table lists the shares acquired on exercise of options by the Chief Executive Officer, the former Chief Executive Officer and the other executive officers named in the Summary Compensation Table for Fiscal Year 1997 and certain information as to options unexercised at the end of Fiscal Year 1997.

                                                                       NUMBER OF UNEXERCISED        VALUE OF UNEXERCISED
                                                                     OPTIONS AT FISCAL YEAR END   IN-THE-MONEY OPTIONS AT
                                                                                                     FISCAL YEAR END(1)
                                                                     --------------------------  --------------------------
                                        SHARES ACQUIRED    VALUE
NAME                                     ON EXERCISE #    REALIZED   EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
--------------------------------------  ---------------  ----------  -----------  -------------  -----------  -------------
Peter Godfrey.........................        --             --          25,000         65,000       --        $    52,500
Stephen F. England....................        --             --          61,100         40,400    $ 189,064    $    74,688
Wayne P. Garten.......................        --             --          --            100,000       --        $   206,250
Bruce L. Lev..........................        30,000     $  320,575      29,000         82,000       --        $    63,000
Adam Shaffer..........................        48,200     $  496,669      --             82,761       --        $    90,511
Jeffrey Sheahan.......................        --             --           6,500         68,859    $  15,010    $    78,171
Linwood A. Lacy, Jr...................        --             --         125,000        291,666       --        $   218,749
Kris Rogers...........................        --             --          --            200,000(2)     --       $   637,500

------------------------

(1) Values have been calculated based on the closing price of the Company's Common Stock reported on the Nasdaq Stock Market on December 31, 1997 at $13.9375 per share.

(2) Certain of these options were forfeited pursuant to Ms. Rogers' Resignation Agreement. See "COMPENSATION OF EXECUTIVE OFFICERS -- Separation Agreements."

EMPLOYMENT AND CONSULTING AGREEMENTS

    PETER GODFREY. Mr. Godfrey entered into a five-year employment agreement which commenced January 1, 1995. Under the agreement, Mr. Godfrey receives a base salary of $528,902 per year (plus annual cost of living adjustments) and, in addition, may receive annual incentive compensation not to exceed 200% of his base salary if the Company attains certain performance goals. In addition, Mr. Godfrey receives options to purchase between 40,000 and 50,000 shares of Common Stock, the exact number of which is to be determined annually by the Compensation and Stock Option Committee. In this connection, Mr. Godfrey was granted options to purchase 40,000 shares of Common Stock on January 23, 1997 and was granted options to purchase 40,000 shares of Common Stock on February 26, 1998.

    STEPHEN F. ENGLAND. Pursuant to a letter agreement dated November 1, 1990, Mr. England is employed for consecutive one-year terms, during which terms either Mr. England or the Company may cancel the agreement with six-months notice.

    WAYNE P. GARTEN. Mr. Garten entered into an employment agreement which commenced as of February 17, 1997. Under the agreement, Mr. Garten receives a base salary of $240,000 per year and a guaranteed bonus of $50,000 per year. In addition, he will participate in the Executive Management Incentive Plan and may receive annual incentive compensation of a target amount of 50% of his base salary and a maximum of 100% of his base salary as incentive compensation for 1998 (less the guaranteed bonus amount of $50,000). In addition, on February 17, 1997 Mr. Garten was granted options to purchase 100,000 shares of Common Stock.

    BRUCE L. LEV. Mr. Lev entered into a five-year employment agreement which commenced April 1, 1995. Under the agreement, Mr. Lev receives a base salary of $325,712 per year (plus annual cost of living adjustments) and, in addition, receives options to purchase between 13,000 and 23,000 shares of Common

Stock, the exact number of which is to be determined annually by the Compensation and Stock Option Committee. In this connection, Mr. Lev was granted options to purchase 18,000 shares of Common Stock on January 23, 1997. Mr. Lev was also granted 30,000 additional options in 1997. Additionally, Mr. Lev will participate in the Executive Management Incentive Plan and may receive annual incentive compensation of a target amount of 50% of his base salary and a maximum of 100% of his base salary as incentive compensation for 1998.

    ADAM SHAFFER. Mr. Shaffer entered into a three-year employment agreement which commenced January 1, 1996. Under the agreement, Mr. Shaffer receives a base salary of $200,000 per year and up to $100,000 of bonus compensation, $50,000 of which is based upon the performance of the Company and other performance criteria related to Mr. Shaffer's responsibilities. Mr. Shaffer's Employment Agreement was amended effective April 24, 1997. Pursuant to the amendment, Mr. Shaffer will receive an aggregate guaranteed base salary and bonus of at least $348,000 per year plus a supplemental bonus of $100,000 payable in 18 monthly installments which commenced May 1, 1997. As of January 1, 1998 and in lieu of his former guaranteed bonus, Mr. Shaffer will participate in the Executive Management Incentive Plan and may receive annual incentive compensation of a target amount of 50% of his base salary and a maximum of 100% of his base salary as incentive compensation for 1998.

    JEFFREY SHEAHAN. Pursuant to a letter agreement dated April 18, 1996, in the event Mr. Sheahan is terminated without cause he will be entitled to receive his base salary for a period of one year following his termination date and his applicable bonus for such one-year period.

SEPARATION AGREEMENTS

    LINWOOD A. LACY, JR. Pursuant to a resignation agreement with the Company dated December 8, 1997, Mr. Lacy resigned as President, Chief Executive Officer and Director of the Company effective October 27, 1997. Pursuant to this agreement, and in consideration for a release and a covenant not to compete, Mr. Lacy was paid $181,953. In addition, the Company agreed to pay Mr. Lacy's health insurance premiums for a period of up to 6 months after his resignation. Mr. Lacy was also permitted to retain rights in 291,666 stock options at exercise prices ranging from $12.625 per share to $25.00 per share which had not vested as of his resignation date. Mr. Lacy may exercise such options on or prior to April 27, 1999. In addition, Mr. Lacy and the Company agreed to rescind a loan made by the Company to Mr. Lacy in the amount of $1,400,000 in connection with Mr. Lacy's purchase of 50,000 shares of the Company's unregistered stock. Mr. Lacy returned such shares to the Company in exchange for the cancelled note securing the loan and the return of $46,848.28 of interest payments Mr. Lacy had made on the loan.

    KRIS ROGERS. Pursuant to a resignation agreement with the Company dated January 28, 1998, Ms. Rogers resigned as Executive Vice President and General Manager of the Company effective April 30, 1998. Pursuant to this agreement, Ms. Rogers received her base salary through April 30, 1998. Additionally, Ms. Rogers received a bonus for 1997 performance in the amount of $126,923 and received on April 30, 1998 an additional payment of $237,500. Ms. Rogers may also be reimbursed for actual reasonable relocation expenses up to $40,000. In addition, the Company agreed to pay Ms. Rogers health insurance premiums for a period of up to 9 months after her resignation. Ms. Rogers was also permitted to retain rights in 20,000 stock options at an exercise price of $10.75 per share which had not vested as of her resignation date. Ms. Rogers may exercise such options on or prior to April 30, 1999.

                        1992 AND 1994 STOCK OPTION PLANS

    The Board of Directors and stockholders of the Company approved the 1992 Stock Option Plan and the 1994 Stock Option Plan (the "Plans") of the Company, which provide for the grant of stock options to officers, directors and employees of, and consultants to, the Company and its subsidiaries. Under the Plans, the Company may grant options that are intended to qualify as incentive stock options ("Incentive Stock Options") within the meaning of Section 422A of the Internal Revenue Code of 1986, as amended

(the "Code"), or options not intended to qualify as Incentive Stock Options. ("Nonstatutory Stock Options"). Incentive Stock Options may not be granted to consultants to the Company who are not also employees of the Company. A total of up to 5,000,000 shares of Common Stock may be issued upon the exercise of options granted under the Plans.

    The Company also succeeded to all of the obligations and responsibilities of Inmac Corp.'s 1983 and 1992 Stock Option Plans and 1988 Director's Stock Option Plan (the "Inmac Plans") when Inmac was acquired by the Company in January 1996. A total of up to 943,920 shares of Common Stock may be issued upon the exercise of options granted under the Inmac Plans. The Inmac Plans and the Plans are hereinafter called the "Combined Plans".

    The Combined Plans may be administered by the Board of Directors or the Compensation and Stock Option Committee. Subject to the provisions of the Combined Plans, the Board has the authority to select the employees, directors or consultants to whom options are granted and determine the terms of each option, including (i) the number of shares of Common Stock covered by the option, (ii) when the option becomes exercisable, (iii) the option exercise price, which must be at least 100%, with respect to Incentive Stock Options, and at least 85%, with respect to Nonstatutory Stock Options, of the fair market value of the Common Stock as of the date of grant, and (iv) the duration of the option (which may not exceed ten years).

SECTION 401(K) SAVINGS PLAN

    The Company sponsors a 401(k) savings plan which covers substantially all full-time employees who meet the plan's eligibility requirements. Participants may make tax deferred contributions of up to 15% of annual compensation (subject to other limitations specified by the Internal Revenue Code) and, as of January 1, 1998, the Company increased the matching contribution for amounts which do not exceed 6% of the participant's annual compensation from 25% to 50%. The Company may also make discretionary profit sharing contributions to the plan. As of December 31, 1997, the Company had not made any discretionary profit sharing contributions to the 401(k) Plan.

                               PERFORMANCE GRAPH

    The following graph compares the performance of the Company's Common Stock to each of the Nasdaq Composite and Retail Trade Indexes for the period from December 10, 1992, the date on which the Company's Common Stock commenced trading on Nasdaq, until December 31, 1997.

    The graph assumes that the value of the investment in the Company's Common Stock and each index was $100.00 at December 10, 1992. The results shown on the graph are not necessarily indicative of long-term results.

                                    [GRAPH]

               COMPENSATION AND STOCK OPTION COMMITTEE INTERLOCKS
                           AND INSIDERS PARTICIPATION

    Members of the Compensation and Stock Option Committee are Messrs. Fruitman and Walsh, neither of whom is an officer, employee or consultant to the Company.

    There were no committee interlocks during 1997.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

CONSULTING AGREEMENT

    Under a consulting agreement dated January 1, 1989, Felix Dennis receives an annual fee of $50,000 plus expenses for consulting services to the Company. Pursuant to his consulting agreement, Felix Dennis renders advice to the Company from time to time with respect to catalog publishing, the direct mail business and the computer industry in general. The Company utilizes Mr. Dennis' expertise and long-term experience in the magazine publishing and computer industries in providing strategic recommendations to management and the Board of Directors. Mr. Dennis' consulting fee was negotiated on an arm's length basis.

DENNIS PUBLISHING, LTD.

    MACUSER, PC PRO, MACSHOPPER and COMPUTER SHOPPER magazines are owned and published in the United Kingdom by Dennis Publishing, Ltd., of which Felix Dennis is a controlling stockholder and Chairman. Mr. Godfrey holds a 5% interest in COMPUTER SHOPPER magazine. The Company may from time to time purchase advertising space in and rent subscriber lists from these magazines for purposes of marketing its products in the United Kingdom. Neither Mr. Dennis nor Mr. Godfrey participates in any decision relating to the purchase of advertising space or rental of subscription lists from these magazines, all of which fees are negotiated on an arm's-length basis by operating representatives of Dennis Publishing, Ltd. and the Company.

    Additionally, Mr. Dennis has agreed with the Company that he will not receive options under any of the Company's Stock Option Plans.

CHARTERED AIRCRAFT

    The Company periodically charters an aircraft owned and operated by a company wholly owned by Peter Godfrey. The Company paid a total of $40,908 in 1997 for the use of such aircraft for business purposes.

LEASES

    The Company leases 12,000 square feet of executive office space in South Norwalk, Connecticut from Mr. Godfrey and 13,500 square feet of office space in South Norwalk from an entity 50% owned by

Mr. Godfrey. The Company paid a total of $312,000 in 1997 for rent of these premises. These leases expire on December 31, 1998.

EXECUTIVE EMPLOYEE LOANS

    As a consequence of the discovery that the Company's profitability during 1995 was originally overstated, the Company required that certain executive officers including Messrs. Godfrey and Lev, repay incentive compensation paid to these persons for the 1995 fiscal year. Mr. Godfrey made a cash repayment of $540,183 in 1996. Mr. Lev repaid $92,014, which repayment was funded by a borrowing from the Company in said amount. This borrowing was repaid in full during 1998.

    In 1996 the Company loaned Mr. Lacy, its former Chief Executive Officer, $1,400,000 in order to facilitate the purchase by him of 50,000 shares of the Company's unregistered Common Stock. This loan was rescinded pursuant to Mr. Lacy's resignation agreement and the 50,000 shares were returned to the Company (see "COMPENSATION OF EXECUTIVE OFFICERS -- Separation Agreements").

FUTURE POLICY

    The Company believes that the transactions described above were at rents, prices and terms no less favorable to the Company than would have been available in similar transactions with unrelated parties. The Company has adopted a policy that future transactions with affiliated entities or persons will be on terms no less favorable than could be obtained from unrelated parties and all future transactions between the Company and its officers, directors, principal stockholders and affiliates will be approved by a majority of the Company's independent directors.

                                   PROPOSAL 2
                         RATIFICATION OF APPOINTMENT OF
                         INDEPENDENT PUBLIC ACCOUNTANTS

    The Board of Directors has approved KPMG Peat Marwick LLP to serve as independent auditors for the Fiscal Year ending December 31, 1998. KPMG Peat Marwick LLP has audited the Company's records for the Fiscal Years 1991 through 1997 and is familiar with the operations of the Company. The Board of Directors is satisfied with KPMG Peat Marwick's reputation in the auditing field, its personnel, its professional qualifications and its independence. Representatives of KPMG Peat Marwick LLP are expected to be present at the meeting with the opportunity to make a statement, if they desire to do so, and are expected to be available to respond to appropriate questions.

            THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 2.

                              FINANCIAL STATEMENTS

    The Annual Report of the Company for the Fiscal Year ended December 31, 1997 including audited financial statements, has been mailed concurrently to stockholders of record.

                             ITEM 3--OTHER MATTERS

    The Board of Directors does not know of any business which will be presented at the meeting other than those matters set forth in the accompanying notice of meeting. If any other matters are properly presented at the meeting for action, it is intended that the persons named in the accompanying form of proxy and acting thereunder will vote in accordance with their best judgment on such matters.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

    Section 16(a) of the Securities and Exchange Act of 1934 requires the Company's Executive Officers and Directors, and persons who beneficially own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership on Form 3 and changes in ownership on Form 4 or 5 with the Securities and Exchange Commission and the National Association of Securities Dealers. Such officers, directors and ten-percent stockholders are also required by the Securities and Exchange Commission rules to furnish the Company with copies of all Section 16(a) forms that they file.

    Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons with respect to their Forms 3, 4 and 5 filing requirements, the Company believes that during the period ending December 31, 1997, its Executive Officers, Directors and ten-percent stockholders filed on a timely basis the reports required by Section 16(a) with respect to the beneficial ownership of equity securities of the Company.

                             STOCKHOLDER PROPOSALS

    Stockholders who desire to submit proposals for inclusion in the Proxy Statement of the Board of Directors to be utilized in connection with the 1999 Annual Meeting of Stockholders must submit such proposals to the Secretary of the Company no later than February 15, 1999.

                                          By Order of the Board of Directors

                                            [LOGO]

                                          BRUCE L. LEV
                                          Secretary

Dated: April 30, 1998

                                MICRO WAREHOUSE, INC.



Dear Stockholder:

Please take note of the important information enclosed with this Proxy Ballot. There are a number of issues related to the management and operation of your Company that require your immediate attention and approval. These are discussed in detail in the enclosed proxy materials.

Your vote counts and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on this proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

Your vote must be received prior to the Annual Meeting of Stockholders on June 4, 1998.

Thank you in advance for your prompt consideration of these matters.

Sincerely,



Micro Warehouse, Inc.

/X/   PLEASE MARK VOTES
      AS IN THIS EXAMPLE


MICRO WAREHOUSE, INC.

RECORD DATE SHARES:

                                                       For All
                                                       Nominees       Withhold       For All Except
1.  Election of the Board's nominees for Directors       / /             / /              / /
    (The Board of Directors recommends a vote "FOR")

          FELIX DENNIS
          FREDERICK H. FRUITMAN
          PETER GODFREY
          JOSEPH M. WALSH

    If you do not wish your shares voted "FOR" a particular nominee, mark the "For All Except" box and strike a line through the nominee's name. Your shares will be voted for the remaining nominee(s).

2. Ratification of the appointment of KPMG Peat Marwick LLP, the Company's independent auditors, for the fiscal year ending December 31, 1998.

               For                 Against                  Abstain
               / /                   / /                      / /


Please be sure to sign and date this Proxy.

_________________________________
Shareholder sign here

__________________________________
Co-Owner sign here

Date:  _____________________________

Mark box at right if an address change or comments / / has been noted on the reverse side of this card.

MICRO WAREHOUSE, INC.



NOTICE IS HEREBY GIVEN that an Annual Meeting of the Stockholders of MICRO WAREHOUSE, INC. (the "Company") will be held at the Holiday Inn Select, 700 Main Street, Stamford, CT, on Thursday, June 4, 1998 at 10:00 a.m., local time, for the purposes listed on the reverse side of this card.

The Board of Directors has designated the close of business on April 10, 1998 as the record date for determination of stockholders of the Company entitled to notice and to vote at the meeting and any adjournment thereof. The stock transfer books will not be closed. A list of stockholders entitled to vote at the meeting will be available for inspection at the meeting.

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. THE BOARD OF DIRECTORS EXTENDS A CORDIAL INVITATION TO ALL STOCKHOLDERS TO BE PRESENT AT THE MEETING. ALL STOCKHOLDERS, WHETHER OR NOT THEY EXPECT TO ATTEND THE MEETING, ARE REQUESTED TO FILL IN, DATE AND SIGN THIS PROXY AND MAIL IT IN THE RETURN ENVELOPE PROVIDED AS PROMPTLY AS POSSIBLE. STOCKHOLDERS WHO ATTEND THE MEETING MAY WITHDRAW THEIR PROXIES AND VOTE IN PERSON.

                        PLEASE VOTE, DATE, AND SIGN ON REVERSE
                       AND RETURN PROMPTLY IN ENCLOSED ENVELOPE

Please sign this proxy exactly as your name(s) appear(s) on the books of the Company. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

HAS YOUR ADDRESS CHANGED?               DO YOU HAVE ANY COMMENTS?

___________________________________     ____________________________________

___________________________________     ____________________________________

___________________________________     ____________________________________